CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin High Income Trust of our report dated July 22, 2021, relating to the financial statements and financial highlights, which appears in Franklin High Income Fund’s Annual Report on Form N-CSR for the year ended May 31, 2021. We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

September 23, 2021